Exhibit 99.1

WisdomTree Announces Pricing of Offering of $150.0 Million of Convertible Senior Notes

NEW YORK, NY June 10, 2021 (GLOBE NEWSWIRE) – WisdomTree Investments, Inc. (NASDAQ: WETF) (“WisdomTree”) today announced the pricing of its offering of $150.0 million aggregate principal amount of its convertible senior notes due 2026 (the “notes”) in a private offering (the “offering”) to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). WisdomTree also granted the initial purchaser of the notes an option to purchase, for settlement during a period of 13 days from, and including, the date the notes are first issued, up to an additional $22.5 million aggregate principal amount of the notes. The sale of the notes to the initial purchaser is expected to settle on June 14, 2021, subject to customary closing conditions, and is expected to result in approximately $145.7 million (or approximately $167.6 million if the initial purchaser exercises its option to purchase additional notes in full) in net proceeds to WisdomTree after deducting the initial purchaser’s discount and estimated offering expenses payable by WisdomTree.

WisdomTree intends to use approximately $30.8 million of the net proceeds from the offering to repurchase shares of its common stock from certain purchasers of the notes in privately negotiated transactions effected through the initial purchaser, as its agent, concurrently with the settlement of the offering. The purchase price per share of WisdomTree’s common stock in such repurchases is equal to the last reported sale price of WisdomTree’s common stock of $6.90 per share on June 9, 2021. The share repurchases could have the effect of increasing, or limiting a decline in, the market price of WisdomTree’s common stock concurrently with or following the pricing of the notes, and could result in a higher effective conversion price for the notes.

WisdomTree intends to use the remainder of the net proceeds from the offering for working capital and other general corporate purposes, which may include debt retirement, organic and inorganic growth initiatives and common stock repurchases.

Key terms of the notes are as follows:

•	Maturity in 5 years – June 15, 2026, unless earlier converted, repurchased or redeemed.

•	Interest rate of 3.25% – The notes will bear interest at a rate of 3.25% per year, payable semiannually in arrears on June 15 and December 15 of each year, beginning on December 15, 2021.

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Conversion price of $11.04 – The notes will be convertible at an initial conversion rate of 90.5797 shares of WisdomTree’s common stock, per $1,000 principal amount of notes (equivalent to an initial conversion price of approximately $11.04 per share, which represents a conversion premium of approximately 60% to the last reported sale price of $6.90 per share of WisdomTree’s common stock on The NASDAQ Global Select Market on June 9, 2021).

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Conversion – Prior to March 15, 2026, the notes will be convertible at the option of the holders of the notes only upon the satisfaction of certain conditions and during certain periods, and thereafter, at any time until the close of business on the second scheduled trading day immediately preceding the maturity date.

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Cash settlement of principal amount – Upon conversion, WisdomTree will pay cash up to the aggregate principal amount of the notes to be converted. At its election, WisdomTree will also settle its conversion obligation in excess of the aggregate principal amount of the notes being converted in either cash, shares of its common stock or a combination of cash and shares of its common stock.

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Redemption price of $14.35 – WisdomTree may redeem for cash all or any portion of the notes, at its option, on or after June 20, 2023 and on or prior to the 55th scheduled trading day immediately preceding the maturity date, if the last reported sale price of WisdomTree’s common stock has been at least 130% of the conversion price then in effect for at least 20 trading days (whether or not consecutive), including the trading day immediately preceding the date on which WisdomTree provides notice of redemption, during any 30 consecutive trading day period ending on, and including, the trading day immediately preceding the date on which WisdomTree provides notice of redemption, at a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest to, but excluding the redemption date.

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Limited investor put rights – Holders of the notes will have the right to require WisdomTree to repurchase for cash all or a portion of their notes at 100% of their principal amount, plus any accrued and unpaid interest, upon the occurrence of certain change of control transactions or liquidation, dissolution or common stock delisting events (collectively “fundamental changes”).

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Conversion rate increase in certain customary circumstances – WisdomTree will also be required to increase the conversion rate for holders who convert their notes in connection with fundamental changes and certain other corporate events or convert their notes called for redemption (or deemed called for redemption) following delivery by WisdomTree of a notice of redemption, in either case, in certain circumstances.

When issued, the notes will be WisdomTree’s senior unsecured obligations, and will rank equal in right of payment to its 4.25% convertible senior notes due 2023, but will be subordinated in right of payment to WisdomTree’s obligations to make certain redemption payments (if and when due) in respect of its Series A preferred stock.

The notes were only offered to qualified institutional buyers pursuant to Rule 144A under the Securities Act. The notes and the common stock issuable upon conversion of the notes, if any, have not been and will not be registered under the Securities Act, or any state securities laws, and unless so registered, may not be offered or sold in the United States except pursuant to an applicable exemption from such registration requirements.

This announcement is neither an offer to sell nor a solicitation of an offer to buy any of these securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale is unlawful.

About WisdomTree

WisdomTree Investments, Inc., through its subsidiaries in the U.S. and Europe, is an ETF and ETP sponsor and asset manager headquartered in New York. WisdomTree offers products covering equity, commodity, fixed income, leveraged and inverse, currency, cryptocurrency and alternative strategies. WisdomTree currently has approximately $75.9 billion in assets under management globally.

WisdomTree® is the marketing name for WisdomTree Investments, Inc. and its subsidiaries worldwide.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements that are based on WisdomTree’s management’s beliefs and assumptions and on information currently available to management. Although WisdomTree believes that the expectations reflected in these forward-looking statements are reasonable, these statements relate to future events or WisdomTree’s future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continue” or the negative of these terms or other comparable terminology. These statements are only predictions. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties and other factors, which are, in some cases, beyond WisdomTree’s control and which could materially affect results. Factors that may cause actual results to differ materially from current expectations include, among other things, the risks described below. If one or more of these or other risks or uncertainties occur, or if WisdomTree’s underlying assumptions prove to be incorrect, actual events or results may vary significantly from those implied or projected by the forward-looking statements. No forward-looking statement is a guarantee of future performance. You should read this press release completely and with the understanding that WisdomTree’s actual future results may be materially different from any future results expressed or implied by these forward-looking statements.

In particular, forward-looking statements in this press release may include statements about the timing and closing of the offering of the notes, the expected use of the proceeds from the sale of the notes and the potential effects of the repurchase transactions on WisdomTree’s common stock and the conversion price for the notes, and other statements contained in this press release that are not historical facts. Forward-looking statements are subject to many risks and uncertainties, including without limitation, risks related to or associated with whether WisdomTree will consummate the offering of the notes on the expected terms, or at all, which could differ or change based upon market conditions or other reasons, and the other risks set forth under the caption “Risk Factors” in WisdomTree’s Annual Report on Form 10-K for the year ended December 31, 2020.

Contact Information:

Corporate Communications

Jessica Zaloom

+1.917.267.3735

jzaloom@wisdomtree.com